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                            GWINNETT CORPORATE CENTER              Exhibit 10.26
                                 STANDARD LEASE

          THIS LEASE, made this 10th day of July , 2000 by and between ENDICOTT COMPANY, LLC, a Delaware limited liability company (the "Lessor") the address of whom is the address of Lessor set forth in Paragraph 28 herein, and SOMERA COMMUNICATIONS, INC., a Delaware corporation (the "Lessee"):

                                   WITNESSETH

     1. PREMISES. In consideration of the rents, covenants, agreements, and stipulations herein set forth, Lessor hereby leases to Lessee and Lessee hereby accepts and leases from Lessor the premises (the "Premises") shown on the floor plan attached hereto as Exhibit "A" and made a part hereof, containing approximately 45,038 square feet and located in the 1725 Corporate Drive, Suites
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300, 305, 310, 315, 320, 325, and 330, Norcross, GA 30093 Building (the
"Building") of Phase five (V) (the "Phase") of the GWINNETT CORPORATE CENTER business park (the "Project"). The "Phase" shall mean and include the Building and all other buildings shown in the drawing of the Phase attached hereto as Exhibit "B" and made a part hereof and the land upon which such buildings stand and the Common Areas appurtenant to or serving such buildings, all as shown on Exhibit "B". For all purposes of this Lease the rentable square footage of the Premises shall be deemed to be the number of square feet set forth in this Paragraph I and the rentable square footage of the buildings in the Phase
(herein called the "Rentable Square Footage of the Phase") shall be deemed to be 228,668 square feet.
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     2. TERM. To have and to hold the same for a term of 66 months commencing on
(the "Commencement Date") the later to occur of (a) the 30th day of June, 2000, and (b) the Substantial Completion Date (as that phrase is defined in Exhibit E, Section XII(B)), and ending at midnight on the last day of the 66th full calendar month following the Commencement Date, unless extended or sooner terminated or delayed, as hereinafter provided.

     3. BASE RENTAL. (a) Lessee shall pay to Lessor as base rental (hereinafter called the "Base Rental") an annual rental of Two Hundred Thirty Thousand Five Hundred Ninety Four and 56/100s dollars ($230,594.56) in monthly installments of Nineteen Thousand Two Hundred Sixteen and 21/100s dollars ($19,216.21). Lessee shall pay a monthly installment of Base Rental to Lessor in the amount provided herein (as such amount may be increased from time to time pursuant to Paragraph 3(b) herein) without demand, deduction or setoff, in advance, on the first day of each calendar month during the term of this Lease. See Special Stipulation IX, Exhibit "E".

          (b) Upon each Lease Anniversary (as hereinafter defined) the amount of each monthly installment of Base Rental due from Lessee to Lessor shall be increased, and thereafter and until further increased on the next Lease Anniversary, the amount of each monthly installment of Base Rental shall be an amount equal to the product of one and four one-hundredths (1.04) multiplied by the amount of the monthly installment of Base Rental for the month immediately prior to such Lease Anniversary as provided in this Paragraph 3. For purposes of this Paragraph 3, the term "Lease Anniversary" shall refer to the anniversary during each year of the term of this Lease of the first day of the calendar month during which the Lease term hereunder commenced.

          (c) If Lessor does not receive full payment of any monthly rental installment on or before the seventh (7th) day of the month for which such rental is due or delinquent, then, in addition to all other remedies available to Lessor for nonpayment of rent and in addition to all rents otherwise owed hereunder, Lessee shall pay to Lessor a service charge at the rate of four percent (4%) per month upon all past due amounts owed on such date.

     4. COMMON AREA MAINTENANCE CHARGES. Lessor shall have sole and exclusive obligation to operate, manage and maintain the Common Areas (as hereinafter defined) and to determine the expense to be incurred therefore (the "Common Area Expense") and the times, the manner and the means of such operation, management and maintenance. Lessee agrees to pay as additional rental hereunder Lessee's proportionate share (as hereinafter set forth) of the Common Area Expense incurred by Lessor, including without limitation expense for all water supplied to any building in the Phase, the tenants of any such building or the Common Areas and all sewer charges associated therewith, and for maintenance, lighting, painting, cleaning, policing, inspecting, repairing and replacing, and carrying insurance with respect to any and all elements of the Common Areas as more fully described in Paragraph 12 herein, together with a reasonable allowance for Lessor's overhead and depreciation of equipment. Notwithstanding anything in this Lease to the contrary, Common Area Expense shall not include (i) commissions payable to any real estate broker(s) for the leasing of space in the Project; (ii) the cost of any work done by Lessor for and at the expense of any particular tenant(s) in the Project; (iii) legal fees paid to enforce the obligations of any other tenant; (iv) expenses paid by Lessor for the advertising and promotion of rental space in the Project; (v) fines, penalties or other costs incurred by Lessor due to its violation of any governmental rule or authority existing at the time of execution of the lease; (vi) interest or penalties for overdue payments of taxes, except direct costs incurred in contesting or reducing same; (vii) the cost to Lessor of repairs made or other work done, by Lessor as a result of fire, windstorm or other insurable casualty if Lessor is compensated by insurance or by the exercise of eminent domain, provided, however, that this exclusion for eminent domain is limited to the amount of the condemnation award received by lessor in compensation for such repairs or other work; (viii) attorneys' fees and court costs and other such expenses incurred by Lessor in connection with the negotiation of disputes with existing or prospective tenants or occupants of the Project; (ix) the cost to Lessor of renovating, decorating, painting or redecorating space for tenants or other occupants of the Project; (x) costs incurred by Lessor due to the violation of Lessor or any tenant of the terms and conditions of any lease for space in the Project; (xi) interest on debt or amortization payments on any mortgages and rental under any ground or underlying leases covering Lessor's Property; (xii) salaries, wages, and benefits of Lessor's employees above the grade of property manager and executive salaries not directly engaged in the management of the property; (xiii) management fees in excess of four (4) percent of gross income; (xiv) depreciation expense of Lessor's real property and annualized "reserve accounts" for fixed asset replacement; (xv) the cost of capital improvements or items of capital equipment, provided, however, that if capital improvements or items of capital equipment shall be purchased by Lessor and have the effect of causing a savings in or reduction of Common area Expenses, then the amount of the expenditure shall be amortized under generally accepted accounting principles and be included in Common Area Expenses. For all purposes of this paragraph, the terms "capital improvements" and "items of capital equipment" mean any improvements or items of equipment which, in accordance with generally accepted accounting principles, may be deemed to be capital improvements or items of capital equipment, as the case may be; (xvi) cost of structural repairs of the Project and the Premises, including repairs to the foundation, concrete floors, structural frame and roof system.

     As additional rental hereunder, Lessee shall pay the sum of Seventeen Thousand Five Hundred Sixty-four and 82/100s dollars ($17,564.82) to Lessor annually as "Common Area Maintenance Rental" in monthly installments, in an amount each month equal to one-twelfth (1/12th) of the annual Common Area Maintenance Rental set forth above, at the same times and in the same manner as the Base Rental. See Exhibit "E", Special Stipulation XI.

     If Lessee's proportionate share of the Common Area Expense for any calendar year exceeds the amount of Common Area Maintenance Rental paid by Lessee for such calendar year, then, within ninety (90) days after the close of such calendar year, Lessor shall furnish to Lessee a statement setting forth the

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Common Area Expense incurred in such calendar year and Lessee's proportionate share thereof. Lessee's proportionate share of the Common Area Expense for such calendar year shall be an amount equal to the product of the total Common Area Expense incurred in such calendar year multiplied by a fraction, the numerator of which is the rentable square footage of the Premises and the denominator of which is the Rentable Square Footage of the Phase. Within thirty (30) days following delivery of such statement to Lessee, Lessee shall pay to Lessor, as additional rental hereunder, the amount necessary to increase the aggregate amount of Lessee's payments for Common Area Expense for such calendar year to the amount of Lessee's proportionate share as set forth in such statement.

     Further, if Lessee's proportionate share of the Common Area Expense for any calendar year as set forth in such statement exceeds the aggregate amount of Lessee's monthly installments of Common Area Maintenance Rental due during such calendar year, then, beginning with the calendar month immediately following the calendar month in which Lessee receives such statement and continuing until further increased pursuant to this paragraph, the amount of each monthly installment of Common Area Maintenance Rental due from Lessee to Lessor shall be increased to an amount equal to one-twelfth ( 1/12th) of Lessee's proportionate share of the Common Area Expense as set forth in such statement.

     If the first or final year of the Lease term fails to coincide with a calendar year, Lessee's obligation to pay for Common Area Expense for the calendar year during which the Lease term commences or ends (as the case may be) shall be prorated according to the number of days of the Lease term that fall within such calendar year.

     5. INSURANCE EXPENSE. (a) Lessee shall pay to Lessor, as additional rental hereunder, Lessee's proportionate share of Lessor's cost of insurance coverage for public liability fire, hazard, extended coverage, vandalism, malicious mischief and sprinkler leakage covering the Phase (except for amounts collected by Lessor from any tenant of the Project pursuant to Paragraph 5(b) herein). Lessee's proportionate share of any such insurance cost shall be computed by multiplying the total aggregate amount of such insurance cost increases by a fraction, the numerator of which is the rentable square footage of the Premises and the denominator of which is the Rentable Square Footage of the Phase. Whenever during the term of this Lease Lessor receives a bill for such insurance coverage, Lessor shall furnish to Lessee an insurance cost statement setting forth the amount of Lessee's proportionate share of all such insurance cost, computed as set forth herein above, and Lessee shall pay such amount to Lessor, as additional rental hereunder within ten (10) days following receipt of such statement.

If the first or final year of the Lease term fails to coincide with a calendar year, Lessee's obligation to pay Lessee's proportionate share of Lessor's insurance cost, as set forth herein above, for the calendar year during which the Lease term commences or ends (as the case may be) shall be prorated and paid according to the number of days of the Lease term that fall within such calendar year.

     (b) Lessee shall neither make nor permit any use of the Premises nor commit any act that will (i) increase the existing rate of insurance upon the Premises, the Building, the Phase or the Project or (ii) cause the cancellation of any insurance policy covering the Project, or any part thereof. Lessee shall neither sell nor permit to be kept, used or sold, in or about the Premises, any article or thing prohibited by the standard form of fire insurance policies. Lessee shall, at its sole cost and expense, comply with any and all requirements imposed by any insurance organization or company pertaining to the Premises and necessary for the maintenance of reasonable fire, hazard, extended coverage, vandalism, malicious mischief, sprinkler leakage and public liability insurance covering the Premises, the Building, the Phase and the Project. In addition to Lessee's proportionate share of insurance costs set forth in Paragraph 5(a) herein, Lessee agrees to pay to Lessor upon demand, as additional rental hereunder, and to other tenants of the Project, upon demand, the amount of any increase in insurance premiums of Lessor or other tenants (as the case may be) to the extent that such increases result from any act or omission of Lessee or its agents, employees, sublessees, licensees or invitees or any use to which the Premises are put or any occurrence upon the Premises during Lessee's possession of the Premises hereunder. In addition to any other remedies available to Lessor hereunder or under applicable law, Lessee's failure to satisfy all of Lessee's obligations under this Paragraph 5(b) shall be grounds for termination of this Lease. Landlord warrants that at the time of occupancy the building is zoned M-1 (light industrial) in Gwinnett County.

     6. TAXES. (a) Definitions. (i) "Taxes" shall mean any and all taxes, assessments and charges levied or imposed upon Lessor in respect of the Phase by the governmental authority or authorities having taxing jurisdiction over the Phase, including without limitation ad valorem real property taxes, real estate rental receipts or gross receipts taxes, specific taxes on rentals from the tenants of the Phase and any taxes imposed in substitution for or in lieu of any such taxes, plus the cost, including without limitation attorneys', appraisers' and tax consultants' fees, of all negotiations, contests and appeals pursued by Lessor in an effort to reduce such taxes or the assessment on which any such tax is based. If the Phase is carried in the public tax records not as a separate parcel but instead as part of a larger parcel, then Lessor shall apportion the taxes upon said larger parcel to the Phase in a reasonable manner and the amount of such taxes so apportioned to the Phase by Lessor shall be the Taxes for purposes of this Paragraph 6. If said larger parcel is substantially developed as a business park, then it shall be deemed reasonable for Lessor to apportion such taxes to each phase on such larger parcel, pro rata, according to the total rentable square footage of the buildings in each such phase; however, Lessor shall be free to use any reasonable method to make such apportionments; (ii) "Tax Year" shall mean each twelve (12) month period established as the real estate tax year by the taxing authorities having lawful jurisdiction over the Phase; (iii)"Tax Base" for each Tax Year shall mean the product of zero cents ($0.00) multiplied by the Rentable Square Footage of the Phase.

(b) For each Tax Year during the term of this Lease, Lessor shall send to Lessee a statement setting forth both the total amount of Taxes payable by Lessor for such Tax Year and Lessee's proportionate share thereof, if any. Within thirty
(30) days following receipt of such statement, Lessee shall pay to Lessor, as additional rental hereunder, the amount set forth on such statement as Lessee's proportionate share, which proportionate share (hereinafter called the "Annual Tax Excess") shall equal the product of (i) the excess of the Taxes for such Tax Year over the Tax Base for such Tax Year, multiplied by (ii) a fraction, the numerator of which is the rentable square footage of the Premises and the denominator of which is the Rentable Square Footage of the Phase. Beginning with the calendar month immediately following the month in which Lessee receives such a statement and continuing until Lessee receives a subsequent statement of Taxes, Lessee shall pay to Lessor each month, as additional rental hereunder, at the same times and in the same manner as the Base Rental, an amount equal to one-twelfth (1/12th) of the amount of the Annual Tax Excess set forth on the most recent statement of Taxes provided by Lessor to Lessee. If the first or final year of the Lease term fails to coincide with a Tax Year, Lessee's obligation to pay the Annual Tax Excess for the partial Tax Year during which the Lease term commences or ends (as the case may be) shall be prorated according to the number of days of the Lease term that fall within such Tax Year.

          (c) Lessee shall be liable for all taxes assessed against and levied upon the fixtures and the furnishings, equipment and all other personal property of Lessee contained in the Premises. If any such taxes are levied against Lessor or Lessor's property or if the assessed value of Lessor's property is increased by inclusion of personal property or fixtures of Lessee and if Lessor elects to pay such taxes or such tax increase, Lessee shall pay to Lessor, in addition to the Annual Tax Excess set forth above, upon demand as additional rental hereunder, that part of such taxes for which Lessee is liable hereunder.

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     7. SECURITY DEPOSIT. Lessee does hereby deposit with Lessor the sum of Nine
Thousand Six Hundred Eight and 11/100s dollars ($9,608.11) as a security deposit which shall be held by Lessor as security for the full and faithful performance by Lessee of each and every covenant and obligation of Lessee under this Lease. It is hereby explicitly understood and agreed that this security deposit is neither an advance deposit of rental nor a measure of Lessor's damages in case of any default by Lessee and that Lessor shall have no obligation to Lessee to pay any interest upon this security deposit nor to maintain this security deposit separate from Lessor's general funds. If any rental herein reserved or any other charges or sums payable by Lessee to Lessor are overdue and unpaid or if Lessor makes payments on behalf of Lessee, or if Lessee fails to perform any of the terms of this Lease, then in any such event Lessor may, at its option, from time to time, and without prejudice to any other remedy which Lessor may have against Lessee, appropriate and apply the security deposit toward the payment of the rents, charges or other sums due from Lessee, or toward any loss, damage or expense sustained by Lessor and resulting from or in connection with such default on the part of Lessee (but only to the extent of such rents, charges, other sums, loss, damage or expense); and in such event Lessee shall forthwith upon demand pay to Lessor the amount required to restore the security deposit to the original sum deposited. After termination of this Lease, surrender of the Premises by Lessee, and satisfaction of all of Lessee's obligations hereunder, the balance of the security deposit held by Lessor, if any, shall be promptly returned by Lessor to Lessee without interest.

     8. USE OF PREMISES. The Premises shall be used for office spaces, sales or distribution rooms or showrooms, warehouse spaces or any or all of the foregoing but not for any manufacturing process (other than light assembly of communications equipment) nor for any other purpose without the express, prior, written consent of Lessor (which consent shall not be unreasonably withheld, conditioned or delayed); provided, however, that the Lessee acknowledges that it shall be reasonable for Lessor to withhold its consent to any other use if such use would be incompatible (in Lessor's reasonable judgment) with the nature of the Project or with the uses of the other then-current tenants at the Project. The Premises shall not be used for any illegal purpose; nor in violation of any law, ordinance, order or regulation affecting the Premises, the Lessee or the business of Lessee; nor in any manner to create any nuisance or trespass; nor in any manner to disturb, endanger or annoy other tenants of the Project in their use of their premises or of the Common Areas, such as without limitation emitting odor, smoke, gas, dust, noise or vibrations; nor in any manner that may result in injury to the Building; nor in any manner to vitiate the insurance or increase the rate of insurance on the Premises. Lessee shall not cause, maintain or permit any outside storage on or about the Premises, including without limitation pallets and other refuse; and Lessee shall maintain the loading areas serving the Premises clean and unobstructed.

     9. DELIVERY OF POSSESSION. See Exhibit "E". Special Stipulation XII(G).

     10. ACCEPTANCE OF PREMISES. By occupancy hereunder, Lessee acknowledges that it has inspected the Premises and accepts the Premises as being in the condition called for by this Lease subject to a punch list to be submitted to Lessor within twenty (20) days following occupancy, and subject to any latent defects, so long as such alleged latent defects are submitted to Lessor within thirty (30) days after Lessee actually becomes aware of the same.

     11. MAINTENANCE, REPAIRS AND ALTERATIONS OF PREMISES. (a) Lessor shall have no obligation to perform any maintenance or to make any repairs or alterations under this Lease except as specifically set forth herein. Lessor shall keep the structural elements, the foundation, the roof, and the exterior walls of the Building in good repair, except for reasonable wear and tear and except for repairs occasioned or made necessary by the act or negligence of Lessee, its agents, employees, sub-lessees, invitees or licensees. For purposes of this Lease, the exterior walls of the Building shall be deemed to exclude all plate glass, window glass, doors, other openings, door closure devices, window and door frames, moldings, locks and hardware. In the event the Premises should become in need of repairs required to be made by Lessor hereunder, Lessee shall give immediate written notice to Lessor, and Lessor shall make any such repairs, within a reasonable time after delivery of such written notice. If, within a reasonable period of time after Lessor has received Lessee's written notice requesting repairs which Lessor is required to make under the provisions of this Lease, Lessor fails to commence and thereafter prosecute with reasonable diligence such repairs, then Lessee may, at its option and only after at least two (2) business days' advance written notice to Lessor, cause such repairs to be made, unless Lessor has, prior to the expiration of said period of two (2) business days, either commenced such repairs in good faith or given Lessee written notice of reasonable and good faith grounds for Lessor's delay in commencing and thereafter prosecuting with reasonable diligence such repairs, which notice of such reasonable and good faith grounds must further include Lessor's good faith projection of when Lessor will commence and complete such repairs; provided that Lessee shall indemnify Lessor for any damages, claims, losses, and liabilities incurred by Lessor as a result of the making of such repairs by or on behalf of Lessee, and provided further that Lessee shall be entitled, as its sole remedy for incurring the cost of such repairs and for Lessor's failure to make such repairs, to reimbursement from Lessor for the actual and reasonable cost of such repairs.

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          (b) Lessee agrees throughout the term of this Lease, at Lessee's sole cost and expense, (i) to keep and maintain the Premises and all fixtures and equipment therein and thereon, including without limitation all plumbing, heating, ventilating and air conditioning, electrical, gas, water, sewage and like fixtures and equipment, and the Premises window glass, plate glass, glass doors, window frames, exterior steps, loading docks, loading dock doors, all other doors, door frames, other openings, moldings, door closure devices, locks and hardware, interior ceilings, walls and floors and all signs of Lessee in good repair order and condition, (ii) to make all repairs and replacements thereto as may be required and all other repairs required to keep the Premises in good repair, order and condition but not the responsibility of Lessor pursuant to Paragraph 11(a) above and all repairs occasioned or made necessary by any act or neglect of Lessee or Lessee's agents, employees, sublessees, invitees or licensees, and (iii) to make all such repairs and replacements in the same or better design, quality and class as the original work and equipment. In addition, Lessee shall, at is own cost and expense, wash all windows of the Premises, inside and outside, as frequently as necessary to keep them clean and clear, and Lessee shall obtain within thirty (30) days of the date of commencement hereof and keep in force preventive maintenance/service contracts approved by Lessor and providing regular maintenance and repair services on all hot water, heating, ventilating and air conditioning systems and equipment on the Premises. If any maintenance or repair obligation of Lessee under this Paragraph 11 is not performed by Lessee within ten (10) days after written notice delivered to Lessee by Lessor, then in addition to all other remedies available to Lessor hereunder and under applicable law, Lessor may, at its option, cause such repairs to be made without being liable to Lessee in any manner whatsoever by reason of such repairs, and Lessee shall pay to Lessor upon demand as additional rental hereunder the cost of such repairs, plus interest thereon from the date of demand at an annual rate equal to the lesser of (i) the sum of the Prime Rate of interest (as published by the Wall Street Journal or other reputable source to be selected by Lessor) on the date of demand plus five
(5) percentage points and (ii) the maximum permissible rate of interest under applicable law. Landlord warrants that the Premises are being delivered in good and working order and that all construction shall be completed in a workmanlike manner.

          (c) Except as otherwise provided in this Paragraph 11(c), Lessee shall not make any alterations, additions, repairs, improvements, or installations to the Premises or the Building without obtaining the prior written consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the preceding sentence, Lessee may, without obtaining Lessor's consent (but upon at least three (3) days notice to Lessor) make (i) cosmetic alterations, additions, repairs, improvements, or installations to the Premises, and (ii) all other non-structural alterations, additions, repairs, improvements or installations to the Premises that (x) shall not impact any other tenant space in the Building or the Project or any mechanical system, electrical system, plumbing system, HVAC system, security system or other system in the Building or the Project, and (y) shall not, in the aggregate, cost more than $25,000 in any 12 month period; provided, however, that Lessor reserves the right to require Lessee to restore the Premises and/or Building to its original condition at time of delivery of possession. Subject to Lessor's rights set forth in the immediately preceding sentence, all alterations, additions, repairs, improvements, installations, equipment and fixtures, by whomever installed or erected (except such business trade fixtures belonging to Lessee as can be removed without damage to the Premises or the Building) shall remain upon and be surrendered with the Premises and become the property of Lessor at the termination of this Lease. Any linoleum, carpeting or other floor covering which may be cemented, nailed or otherwise affixed to the floor of the Premises shall become the property of Lessor without credit or compensation to Lessee.

          (d) All construction work caused to be done by Lessee upon or within the Premises or the Project shall be performed in good and workmanlike manner by contractors acceptable to Lessor, in compliance with all governmental requirements and in such a manner as to cause a minimum of interference with other tenants and with other construction in progress in the Project. Lessee agrees to indemnify Lessor and hold Lessor harmless from and against any loss, liability, expense, attorneys' fees or damage resulting from or pertaining to such work, and Lessee shall, if requested by Lessor, furnish a bond or other security satisfactory to Lessor against any such loss, liability, damage or expense.

          (e) Lessee shall not suffer or permit any materialmen's, mechanics', artisans' or other liens to be filed or placed or to exist against the Project, the Building or any part thereof or against Lessee's interest in the Premises by reason of work, services or materials supplied or claimed to have been supplied to or for the benefit of Lessee or of anyone holding the Premises or any part thereof through or under the Lessee. If any such lien should, at any time, be filed, Lessee shall cause the same to be discharged of record within fifteen
(15) days after the date of filing the same. If Lessee shall fail to discharge such lien within such period, then, in addition to any other right or remedy of Lessor, Lessor may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by a deposit in court or by posting a bond. Any amount paid by Lessor for any of the aforesaid purposes, together with all reasonable expenses of Lessor in defending any such action or in procuring the discharge of such lien (including attorneys' fees), shall be deemed additional rental hereunder and shall be repaid by Lessee to Lessor on demand. Nothing contained in this Lease shall be deemed or construed in any way as constituting the consent or request of Lessor, expressed or implied, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any improvements, alterations or repairs of or to the Building or the Premises nor as giving Lessee any right, power or authority, to contract for or to permit to be furnished any services or any materials that would give rise to the filing of a materialmen's mechanics' or other lien against the Building, the Premises, the Project or any part thereof.

     12. COMMON AREAS. The term "Common Areas" is defined for all purposes of this Lease as that part of the Phase as shown on Exhibit "B" intended for the common use or benefit of the tenants of the buildings in the Phase, including without limitation parking areas, sidewalks, driveways, paving, curbs, gutters, truckways, common loading areas, landscaped areas, exterior lighting, utility pipes and lines serving any building in the Phase and actually maintained by Lessor, common signage, and landscape irrigation systems. The parties hereby agree that Lessee shall have access in common with all other lessees to the parking areas, driveways, walks, landscaped areas and service areas serving or appurtenant to the Premises, subject to reasonable rules and regulations of Lessor. Lessee agrees not to interfere with the access of other lessees to the Common Areas.

          Lessee shall be entitled to park in common with other lessees of Lessor, subject to reasonable rules and regulations adopted by Lessor. Lessee agrees not to overburden the parking facilities and agrees to cooperate with Lessor and other lessees in the use of parking facilities. Lessor reserves the right in its reasonable discretion to determine whether parking facilities are becoming crowded and, in such event, to allocate parking spaces among Lessee and other lessees. Lessee's trucks shall be parked in the rear of the Premises in such a way as not to interfere with the access of other lessees to their premises or to the Common Areas.

     13. UTILITIES AND SERVICES. Lessor shall provide within the Building connections to electric, gas, water and sewer and telephone utility services. Lessor reserves the right to interrupt, curtail or suspend utility services from time to time to facilitate the making of repairs, alterations, replacements or improvements in the Project, the Phase, the Building or the Premises. Lessor shall not be liable to Lessee in any manner whatsoever for any such interruption, curtailment or suspension of water, sewage, electric, gas, telephone or other services to the Premises. Lessee shall neither

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claim nor be entitled to any diminution or abatement of rental or of any other obligation of Lessee set forth herein by reason of any such interruption, curtailment or suspension. Notwithstanding the foregoing provisions of this Paragraph 13, if such interruption, curtailment or suspension of utilities extends for five (5) or more consecutive business days after Lessor receives written notice from Lessee of such condition and if such condition has rendered any material portion of the Premises unusable by Lessee for such period, then Lessee shall be entitled, as Lessee's sole remedy for such interruption, curtailment, suspension of utilities, to reimbursement from Lessor of the pro-rated Base Rent for such period upon either written agreement of Lessor or upon establishing such facts by suit and final, nonappealable judgment. In addition, if such interruption, curtailment or suspension of utilities or services continues for thirty (30) or more consecutive business days after Lessor receives written notice from Lessee of such condition, is not the result of a casualty (as set forth in Paragraph 15) or a condemnation (as set forth in Paragraph 18), and if such condition has rendered any material portion of the Premises unusable by Lessee for such period, then Lessee shall be entitled to terminate this Lease upon five (5) days written notice. Lessor may defeat such termination by reinstating such failed services to the Premises prior to the end of such five (5) day period.

          Lessee shall pay the full cost of all gas, electricity, fuel, light, heat, power and telephone services supplied to or for the Premises. Lessee shall pay Lessee's share of water and sewer services as a part of Lessee's Common Area Maintenance Rental as set forth in Paragraph 4 herein; however, Lessor shall have the right to separately meter the water supplied to the Premises and to charge Lessee separately for its water and sewer charges as so metered, with appropriate adjustment in Lessee's Common Area Maintenance Rental. Lessee shall not permit discharge from the Premises into any sewer pipe or line connected with the Premises of any thing or things likely to damage or obstruct any such sewer pipe or line. Lessee agrees not to exceed or over load the capacity of any utility connected to the Premises. If Lessee's equipment or operations require additional, expanded or improved utility facilities, such additional, expanded or improved facilities shall be installed at Lessee's sole expense in accordance with plans and specifications approved in advance, in writing by Lessor. If Lessee does not promptly pay for all costs incurred by Lessee for utility services and facilities, Lessor may pay the same and such payment shall be added to the rental of the Premises and shall be due upon demand by Lessor.

     14. SURRENDER OF LEASED PREMISES. Lessee shall not abandon the Premises during the term of this Lease without the prior written notice to Lessor. Upon termination of this Lease, Lessee shall quit and surrender the Premises to Lessor in the same condition as at the commencement of the term, except for reasonable wear and tear and except as provided in Paragraph 11(c) hereof. If Lessee is dispossessed of the Premises by legal process or otherwise without removing all of its fixtures and personal property permitted to be removed by Lessee under Paragraph 11(c) of this Lease, then any such fixtures and personal property of Lessee left on the Premises or in the Common Areas shall thereupon become and remain the property of Lessor free and clear of any claim of Lessee, and Lessee shall reimburse Lessor immediately upon demand for Lessor's reasonable costs in disposing of such property and in cleaning and repairing the Premises.

     15. DAMAGE BY CASUALTY. If the Premises is damaged so substantially by fire or other casualty as to make the Premises wholly or partially untenantable, Lessor shall have thirty (30) days (the "Notice Period") from the date of such damage to notify Lessee in writing (the "Casualty Notice") whether Lessor shall restore and repair the foundation, structural elements, exterior ways and roof of the Premises within ninety (90) days following expiration of the Notice Period to substantially the same condition as before the damage. If during the Notice Period, Lessor fails to notify Lessee that Lessor does plan so to restore and repair the Premises, then Lessee may, at its option, at any time after the expiration of the Notice Period (but prior to the earlier to occur of (a) Lessee's receipt of the Casualty Notice (whenever given), or (b) restoration of the Premises), cancel this Lease and surrender the Premises to Lessor by providing written notice thereof to Lessor; provided, however, that Lessor may defeat such termination notice by notifying Lessee in writing within three (3) business days of receipt of Lessee's termination notice that Lessor shall so restore and repair the Premises and that such restoration and repair shall be completed within ninety (90) days following expiration of the original Notice Period . If Lessor does notify Lessee during the Notice Period (or as otherwise set forth in the preceding sentence) that Lessor plans so to restore and repair the Premises within ninety (90) days following expiration of the Notice Period, then this Lease shall remain in full force and effect. If Lessor fails so to restore the Premises to substantially the same condition as before the damage within one hundred twenty (120) days following the date of the damage, excluding days of delay resulting from acts of God, acts or neglect of Lessee (or of its agents, employees, licensees or invitees), strikes, unavoidable delays in transportation, or other events causing delay in completion of the restoration of the Premises and outside the reasonable control of Lessor, then Lessee may, at its option, prior to completion of repairs and restoration by Lessor and upon ten (10) days notice to Lessor, cancel this Lease and surrender the Premises to Lessor. To the extent that this Lease remains in effect following damage to the Premises by fire or other casualty, the rental hereunder shall, for the time period commencing on the date of the damage and ending on the date on which Lessor completes restoration of the Premises, be reduced pro rata in proportion to the rentable square footage of the Premises made untenantable by such casualty. Notwithstanding the foregoing provisions of this Paragraph 15, if (i) Lessor's reasonable, good-faith estimate of the cost of so restoring and repairing the Premises is less than $225,000.00, and (ii) Lessor's reasonable, good-faith estimate of the time required so to restore and repair the Premises is 120 days or less, and (iii) each holder of any mortgage (as defined in Paragraph 21 hereof) encumbering the property of which the Premises forms a part has permitted such restoration and repair and has allowed all applicable insurance proceeds to be applied to such restoration and repair (less any applicable deductible amounts), then Lessor shall be obligated so to restore the Premises within 120 days after the date of such casualty damage (subject to extension of such restoration period due to circumstances beyond the reasonable control of Lessor), and this Lease shall remain in full force and effect; provided, however, that if such damage to the Premises by fire or other casualty occurs at a time when twelve (12) months or less remain on the term of this Lease, Lessor (unless Lessee, being then entitled to exercise its Renewal Option, notifies that Lessor of Lessee's election to exercise its Renewal Option, which case Lessor shall have the obligation to repair and restore the Premises so long as the conditions set forth in (i), (ii) and (iii) hereinabove have been met) or Lessee may at its option terminate or cancel this Lease upon ten (10) days' written notice to the other party, whereupon Lessee shall promptly surrender the Premises to Lessor, and thereafter no further rental shall accrue hereunder.

     16. INDEMNITY AND PUBLIC LIABILITY. Lessee shall maintain the Premises in a safe and careful manner. Except to the extent caused by an act or omission of Lessor, Lessee shall indemnify and hold Lessor harmless from and against any and all loss, liability, expense and damage (including, but not limited to, attorneys fees that may be incurred by Lessor in connection with any such loss, liability, damage or expense) that arises at the Premises during the Lease Term or from any act done or omission made by, through or on behalf of Lessee, its agents, employees, invitees, licensees or any person on the Project by reason of the Lessee's use, occupancy or possession of the Premises or arising from any breach or default by Lessee of any obligation of Lessee hereunder. Conversely, except to the extent caused by any act or omission of Lessee, Lessor shall indemnify and hold Lessee harmless from and against any and all loss, liability, expense and damage to the Premises (including, but not limited to, attorneys fees that may be incurred by Lessee in connection with any such loss, liability, damage or expense) that arises as a result of any act done or omission made by, through or on behalf of Lessor, its agents, employees, invitees or licensees or arising from any breach or default by Lessor of any obligation of Lessor hereunder.

          Lessee further covenants and agrees to maintain at all times, during the term of this Lease, insurance with a responsible insurance company, rated no less than A, Class XII in the Best Insurance Guide, licensed to do business in Georgia and satisfactory to Lessor as follows: (A) Commercial General Liability Insurance with limit of $500,000 bodily injury and property damage liability each occurrence, $1,000,000 General Aggregate Limit including products and completed operations coverage and must include at a minimum contractual liability, personal injury liability, and Premises medical payments; (B) Comprehensive Automobile Liability with limits of $500,000 bodily injury and property damage liability each occurrence, including hired and non-owned autos;
(C) Workers' Compensation Insurance with an employer's liability limit of $100,000; (D) Property insurance consisting of All Risk coverage (subject to normal all risk exclusions and limitations) on contents including improvements and betterments on a replacement cost basis in an amount sufficient to replace them; and (E) Commercial Umbrella Liability Insurance with a limit of at least $3,000,000. Such policy or policies shall name Lessor as an additional insured, shall be primary and noncontributing with any insurance carried by Lessor, and shall not be cancelled or materially altered without thirty (30) days prior written notice to Lessor. To the extent that the proceeds of any such policy or policies of insurance are paid to Lessee, Lessee shall use such proceeds only to repair or replace the damaged property or to pay the liabilities for which the insurer paid such proceeds. Lessor will not carry insurance on Lessee's property. Lessee shall furnish Lessor with a certificate of insurance indicating that Lessee holds all insurance coverage's set forth above prior to beginning occupancy hereunder and promptly thereafter upon request by Lessor at any time and from time to time. The obligations of Lessor and Lessee under this Paragraph 16 arising by reason of any occurrence taking place during the term of this Lease shall survive any termination of this Lease.

          Waiver of Subrogation: The Lessor agrees that it will have inserted in each policy or policies of insurance providing coverage on an all risk basis (subject to normal all risk exclusions and limitations) a provision substantially as follows: "It is hereby stipulated that this insurance shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for loss occurring to the property described herein." Lessor hereby waives, during the term of this Lease, any and all rights of recovery against the Lessee, its officers, employees, and agents for loss occurring to the Project to the extent that indemnification is due to Lessor under such insurance protection.

          The Lessee agrees that it will have inserted in each policy or policies of insurance providing coverage on an all risk basis (subject to normal all risk exclusions and limitations) a provision substantially as follows: "It is hereby stipulated that this insurance shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for loss occurring to the property described herein." Lessee does hereby waive, during the term of this Lease, any and all rights of recovery against the Lessor, its officers, employees, and agents and the joint ventures in Lessor to the extent that indemnification would be due to Lessee under the insurance protection required to be held by Lessee hereunder.

     17. GOVERNMENTAL ORDERS. Lessee agrees, at its own expense, to promptly comply with all requirements of any legally constituted public authority made necessary by reason of Lessee's occupancy of the Premises. Lessor agrees to promptly comply with any such requirements, except for requirements imposed by reason of Lessees occupancy or use of the Premises.

     18. EMINENT DOMAIN. If the Premises or a substantial portion thereof shall be taken by any competent authority under the powers of eminent domain or be required for any public or quasi-public use or purpose, then this Lease shall terminate upon the date (the "Condemnation Date") when the title to said Premises or the part thereof so taken shall be transferred to such authority for such use or purpose. If this Lease is so terminated, Lessees rental hereunder shall be prorated and payable by Lessee to Lessor until the Condemnation Date and Lessee shall surrender the entire Premises on or before the Condemnation Date. However, in the event of a partial taking in which the portion of the Premises not so taken remains reasonably usable by Lessee for the purposes set forth herein; then, with regard only to such portion of the Premises not so taken, this Lease shall not terminate, but, effective as of the Condemnation Date, the rental hereunder shall be reduced pro rata in proportion to the rentable square footage of the Premises so taken. In any event, Lessee shall have no claim for apportionment of any award paid or payable on account of any such taking, whether total or partial, or for the value of any unexpired term of this Lease.

          If any condemnation proceeding shall be instituted in which it is sought to take or damage any part of the Building or the land under it or contiguous thereto, or if the grade of any street or alley adjacent to the Building is changed by any competent authority and such change of grade makes it necessary or desirable to remodel the Building to conform to the changed grade, Lessor shall have the right to cancel this Lease after giving written notice of cancellation to Lessee not less than sixty (60) days prior to the date of cancellation designated in the notice. If Lessor gives such notice, then rent at the then current rate shall be prorated and payable by Lessee to Lessor until the date of such termination. No separate consideration shall be payable by the Lessor to the Lessee for the right of cancellation, and the Lessee shall have no right to share in the condemnation award or in any judgment for damages caused by such taking or such change of grade or for any unexpired term of this Lease.

          For all purposes of this Lease, any transfer by Lessor in lieu of a condemnation proceeding or in lieu of a taking by any competent authority under powers of eminent domain shall be deemed to be a condemnation or a taking under powers of eminent domain, as the case may be.

     19. ASSIGNMENT AND SUBLETTING. See Exhibit "E", Special Stipulation X.

          Consent by Lessor (if required) to any assignment or sublease shall not destroy the provisions of this Paragraph 19, and (if required by the terms of Exhibit E, Special Stipulation X) all subsequent assignments and subleases shall be made likewise only with the prior written consent of Lessor (which consent shall not be unreasonably withheld, conditioned or delayed). Any assignee of Lessee shall, at the option of Lessor, become (a) directly liable to Lessor for all rents due by assignee to Lessee, and (b) all obligations of Lessee hereunder. In addition, if a sublessee of Lessee defaults in the performance of its obligations hereunder with respect to any sublease space and Lessee thereafter fails to cure such default within the applicable cure periods set forth herein, with respect to such sublease space, such sublessee shall, at the option of Lessor, become directly liable to Lessor for all sublessee obligations with respect to the sublease space. No sublease or assignment by Lessee shall relieve Lessee of any liability hereunder. Collection by Lessor of rental or other sums directly from assignee or sublessee shall not constitute a novation or a release of Lessee from any obligation of Lessee hereunder.

     20. DEFAULT. (a) It is mutually agreed that each of the following events or occurrences shall constitute an "Event of Default" by Lessee under this Lease:
(i) Lessee fails to make any payment of any rental required to be paid by Lessee herein within five (5) days of the date when due, provided that two (2) times per calendar year, an Event of Default shall not have occurred unless and until Lessee fails to make a payment of any rental required to be paid by Lessee herein within five (5) days following receipt of written notice from Lessor that such payment of rental is delinquent;
(ii) Lessee defaults in the performance of any obligation of Lessee under this Lease other than the obligation to pay rental and fails to cure such default within thirty (30) days after Lessor gives written notice of such default to Lessee (provided, however, that it shall not constitute an Event of Default if the default is not reasonably curable within such thirty (30) day period, and prior to the end of such thirty (30) day period Lessee commences to cure such default, thereafter diligently pursues such cure to completion, and completes such cure within an additional ninety (90) day period); (iii) Lessee is adjudicated bankrupt; (iv) a permanent receiver is appointed for Lessee's property; (v) Lessee takes advantage, voluntarily or involuntarily, of any debtor relief proceedings under any present or future law, whereby the rent or any part thereof is, or is proposed to be, reduced or payment thereof deferred;
(vi) Lessee make an assignment for benefit of creditors; (vii) Lessee's effects are levied upon or attached under process against Lessee, not satisfied or dissolved within thirty (30) days after such levy or attachment.

     (b) If any Event of Default, as defined above, shall occur, then Lessor may, at its option, immediately or at any time during the continuance of such Event of Default, terminate this Lease by written notice to Lessee, whereupon this Lease shall end. Upon such termination by Lessor, Lessee shall at once remove all of Lessee's effects and surrender possession of the Premises to Lessor; and Lessor may forthwith re-enter the Premises and repossess itself thereof, and remove all persons and effects therefrom, by force if necessary, without Lessor's being liable to Lessee in any manner whatsoever for such acts.

     (c) As an alternative to Lessor's remedies under subparagraph 20(b) above, Lessor may, without terminating this Lease, re-enter the Premises and remove all persons and property from the Premises, by force if necessary, without service of notice or resort to legal process and without Lessor's being liable to Lessee in any manner whatsoever for such acts. Following such re-entry, Lessor may relet the Premises, and Lessor may, on Lessee's behalf, perform any obligation of Lessee under the terms of this Lease, but Lessor shall not be required to relet or to perform such obligations of Lessee. Whether or not Lessor relets the Premises, Lessee shall be and remain liable to Lessor for the full excess of (i) the sum of all of Lessor's costs associated with re-entry of the Premises, cleaning, repairing and altering the Premises to make it suitable for reletting and commissions for reletting, plus all costs of Lessor in performing Lessees obligations hereunder and all rental obligations of Lessee hereunder over (ii) Lessor's rental receipts from such reletting. Such excess shall be calculated by Lessor and paid by Lessee to Lessor monthly. Such re-entry by Lessor shall not be construed as a termination of this Lease unless Lessor gives explicit written notice of termination to Lessee or unless termination is decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Lessor may, at any time thereafter until cure of such Event of Default has been effected, elect to terminate this Lease.

     (d) If Lessor does terminate this Lease pursuant to Paragraph 20(b) or Paragraph 20(c) above, then in addition to all rents accrued hereunder prior to the date of termination and in addition to all other obligations of Lessee hereunder, Lessee shall pay to Lessor as liquidated damages hereunder, within thirty (30) days after demand by Lessor, an amount equal to the excess, if any, of (i) the total amount of any rental that would have been payable by Lessee to Lessor hereunder from the time of such termination until the date this Lease would have expired had it not been so terminated, as reasonably estimated by Lessor, discounted to present worth at an annual interest factor of eight percent (8%) over (ii) the fair rental value of the Premises for the same time period, discounted to present worth at an annual interest factor of eight percent (8%), plus interest on such excess from the date of demand by Lessor at the rate eighteen percent (18%) per annum.

     (e) Lessor shall not be deemed in breach of this Lease unless Lessor fails, within the later to occur of (a) the time period required under this Lease, or
(b) thirty (30) days after receipt of notice from Lessee, to perform an obligation required to be performed by Lessor hereunder; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are reasonably required for its performance, then Lessor shall not be in breach if Lessor commences performance within such thirty (30) day period, thereafter diligently pursues such cure to completion, and completes such cure within an additional ninety (90) day period. In the event Lessor does not cure said breach within the time periods and in accordance with the terms of this Paragraph, then Lessee may elect to cure said breach at Lessee's expense, and to pay such expense under protest, reserving Lessee's claim to reimbursement from Lessor. Notwithstanding anything herein to the contrary, Lessee may not commence to cure a Lessor obligation hereunder if, prior to the later to occur of (a) or (b) above, Lessor has either commenced such cure in good faith or given Lessee written notice of reasonable and good faith grounds for Lessor's delay in commencing such cure, which notice of such reasonable and good faith grounds must further include Lessor's good faith projection of when Lessor will commence and complete such cure. The time periods set forth herein shall not apply in the event of an emergency, in which event Lessee shall endeavor to provide Lessor with as much notice as reasonably possible before commencing such cure. In all events Lessee shall document the cost of said cure and supply said documentation to Lessor.

     21. MORTGAGE SUBORDINATION. This Lease shall be and hereby is made subject and subordinate at all times to the lien or security title of any mortgage granted by Lessor which may now or hereafter affect the real property of which the Premises forms a part, and to all renewals, modifications, consolidations, participation's, replacements and extensions thereof. The term "mortgage" as used in this Lease shall include deeds of trust and deeds to secure debt. Lessee agrees that, in the event of foreclosure of any such mortgage or sale of the Premises under a power contained therein, Lessee will attorn to and accept the purchaser at any such sale as Lessor for the balance of the term of this Lease, subject to all of the terms and conditions of this Lease. Lessee agrees that if Lessor notifies Lessee of the placing of any mortgage against the Premises, then Lessee shall not, during the term hereof, assert any claim of total or partial eviction, of right to terminate this Lease or of right to reduce the rental payments due hereunder unless and until (a) Lessee has given notice in writing of the basis of such claim to the holder of any mortgage which at the time encumbers the Premises and of which Lessee has notice, (b) a reasonable period of time, not less than thirty (30) days, has elapsed following the giving of such notice to permit such mortgage holder to commence action to remedy or cure the basis of such claim, and (c) Lessor and every such mortgage holder fail to commence and pursue such remedial action with reasonable diligence.

     22. SIGNS AND ADVERTISEMENTS. Lessee shall neither place nor cause to be placed upon any part of the Premises, the Building or the Project any signs, billboards or advertisements whatsoever, without the prior written consent of Lessor (which consent shall not be unreasonably withheld, conditioned or delayed). All signs shall conform to Lessor's Sign Criteria set forth in Exhibit "C" attached hereto and made a part hereof, and, accordingly, it shall be reasonable for Lessor to withhold its consent to a Lessee proposed sign, billboard or advertisement if such sign, billboard or advertisement does not conform to Lessor's Sign Criteria set forth in Exhibit "C". Lessee shall at all times keep its signs in good condition and in accordance with all applicable government regulations. Lessee shall remove all such signs before the termination of the Lease, and Lessee shall repair any damage, defacement or discoloration resulting from such installation or removal.

     23. LESSOR'S RIGHT OF ENTRY. Lessor or Lessor's agent may enter the Premises at reasonable hours (and, except in the event of an emergency (in which case no advance notice shall be required), upon at least 48 hours prior written notice to Lessee) to examine the same, to cure any condition that exists in or upon the Premises or adjacent thereto in violation of the terms and conditions of this Lease, to show the Premises to potential purchasers, mortgagees or tenants for years of the Building, or to do any act or thing that Lessor is required or permitted to do hereunder or which Lessor may deem necessary for the good of the Premises or the Building. During the last ninety (90) days of this Lease, Lessor may display a suitable sign on the Premises advertising the Premises available for rent and may show the Premises.

     24. EFFECT OF TERMINATION OF LEASE. No termination of this Lease, by lapse of time or otherwise, shall impair Lessor's right to collect all rental set forth herein for the period prior to termination hereof or for any period during which Lessee is in possession of the Premises, whether before or after the termination of this Lease. All obligations of Lessee hereunder not fully performed as of the termination of this Lease (by expiration of the term hereof or otherwise) shall survive the termination hereof. Prior to the expiration or termination of this Lease, Lessee shall have restored the Premises, including without limitation all fixtures and equipment therein, to the condition that existed prior to Lessee's occupancy thereof, reasonable wear and tear excepted. The obligations set forth in this Paragraph shall survive the expiration or earlier termination of the Lease.

     25. NO ESTATE IN LAND. This Lease shall create the relationship of landlord and tenant between the parties hereto and shall not have the effect of transferring any estate from Lessor or to Lessee. Lessee obtains hereby only a usufruct in the Premises, not subject to levy and sale, and not assignable by Lessee except in accordance with the other terms and conditions of this Lease.

     26. HOLDING OVER. If Lessee remains in possession of the Premises after termination of this Lease, Lessee shall be a tenant at sufferance, and Lessee shall abide by all of the terms and provisions of this Lease, and in addition, Lessee shall pay rental to Lessor in advance on the first day of each calendar month during such period in an amount each month equal to one and one-half (1.50) times the total rental that would have been payable by Lessee for such month if the term of this Lease had included such period of holding over. During any period of holding over, Lessee shall vacate and surrender the Premises to Lessor immediately upon Lessee's receipt of notice from Lessor to vacate. No holding over by Lessee, whether with or without consent of Lessor, shall operate to extend this Lease except as otherwise expressly provided herein.

     27. WAIVER. The rights and remedies of Lessor under this Lease as well as those provided or accorded by law shall be cumulative and shall not be exclusive of any other rights or remedies hereunder or allowed by law. A waiver by Lessor of any provision shall not be deemed or construed to be a continuing waiver of such provision nor as a waiver of any other provision hereof or of any subsequent breach of the same provision. Acceptance by Lessor of any installment of rental subsequent to the date the same is due hereunder shall in no manner alter or affect the covenant and obligation of Lessee to pay subsequent installments of rental promptly upon the due date thereof. No receipt or acceptance of money by Lessor after the termination of this Lease shall in any manner reinstate, continue or extend the term of this Lease.

     28. NOTICES. Any notice required, permitted or convenient to be given hereunder shall be in writing and shall be deemed given when (a) hand delivered to a manager or officer of Lessee or Lessor, (b) faxed to the office of Lessor or Lessee (as the case may be) so long as such fax is followed by a hard copy either hand delivered or delivered by commercial overnight carrier, or (c) five
(5) days after properly deposited, postage and fees prepaid, with the United States Postal Service (or official successor), certified, return receipt requested, or (d) one (1) business day after deposit with a commercial overnight carrier, with written verification of receipt of next-day overnight delivery, properly addressed as follows:

IF TO LESSEE:   At the Premises and to:        IF TO LESSOR:   Endicott Company, LLC
                Vice-President of Operations                   c/o Mr. G. A. Dexter
                Somera Communications, Inc.                    Dexter Companies, LLC
                5383 Hollister Ave.                            Two Live Oak Center, Suite 625
                Santa Barbara, CA 93111                        3445 Peachtree Road, NE
                Fax No. 805-681-9053                           Atlanta, Georgia  30326-1234
                                                               Fax No. 404-262-3041

     Such addressees and/or fax numbers may be changed from time to time by either party by giving notice to the other.

     29. TIME OF ESSENCE. Time is of the essence of this Lease.

     30. BANKRUPTCY. Neither this Lease nor any interest herein nor any estate hereby created shall pass to any trustee or receiver in bankruptcy, or to any other receiver or assignee for the benefit of creditors or otherwise by operation of law during the term of this Lease.

     31. SPECIAL STIPULATIONS. The Special Stipulations, if any, attached hereto are hereby made a part hereof and to the extent that the provisions of any of the Special Stipulations conflict with any other provisions of this Lease, the provisions of the Special Stipulations shall control.

     32. GOVERNING LAW. This Lease shall be governed in accordance with the laws of the State of Georgia.

     33. ENTIRE AGREEMENT. This Lease contains the entire agreement between the parties, and no modification of this Lease shall be binding upon the parties unless evidenced by an agreement in writing signed by the Lessor and the Lessee after the date hereof.

     This Lease shall be binding upon and shall inure to the benefit of the Lessor and its heirs, legal representatives, successors and assigns. This Lease shall be binding upon and inure to the benefit of the Lessee and its heirs and legal representatives and its assignees and sublesses, provided that such assignees and sublesses acquired their interests in this Lease pursuant to assignments or subleases permitted under the provisions of Paragraph 19 hereof.

     34. ATTORNEY'S FEES. In the event that, at any time after the date of this Lease, either Lessor or Lessee shall institute any action or proceeding against the other relating to the provisions of this Lease or any default hereunder, the party not prevailing in such action or proceeding shall reimburse the prevailing party all costs and expenses including, without limitation, any attorney and other professional fees, costs or disbursements incurred in such action and/or proceeding and in any appeal from the such action or proceeding. If any delinquent rental owing under this Lease is collected by or through an attorney at law, Lessee agrees to pay reasonable attorney's fees actually incurred.

     35. ESTOPPEL CERTIFICATES. Lessee agrees to certify in writing to Lessor or to any person designated by Lessor the status of this Lease and the rental payable hereunder, at any time and from time to time, upon twenty (20) days written notice from Lessor. Such certificate shall certify

(a) the commencement date of the Lease term and the anticipated termination date thereof, (b) whether or not this Lease is in full force and effect; (c) whether or not this Lease has been amended or modified, and if so, in what respects; (d) the date through which rental payments have been made; (e) whether or not there are any known defaults under this Lease, and if so, specifying the particulars of such default and the action required to remedy it; (f) whether or not there is any set-off against or defenses to the enforcement of the terms and conditions of this Lease, and if so, specifying the particulars of such set-off or defenses, and (g) any other matters which are reasonable and customary in such certificates.

     36. RULES AND REGULATIONS. Lessee shall comply with and observe Lessor's Rules and Regulations, attached hereto as Exhibit "D" and made a part hereof, as the same may be amended or supplemented from time to time by Lessor. Lessee's failure to keep and observe Lessor's Rules and Regulations, as amended or supplemented from time to time by Lessor, shall constitute an Event of Default under Paragraph 20(a)(ii) of this Lease.

     37. QUIET ENJOYMENT. Lessor warrants that, upon payment of the rental set forth herein and performance of all obligations, covenants and agreements of Lessee hereunder, Lessee shall peaceably and quietly have, hold and enjoy the Premises during the full term of this Lease without let or hindrance by Lessor or its agents, subject to the terms and conditions of this Lease.

     38. LIMITATION OF REMEDY. Lessor's obligations and liability to Lessee with respect to this Lease shall be limited solely to Lessor's interest in the Building, and neither Lessor nor any partner or joint venturer in Lessor nor any officer, director or shareholder of Lessor shall have any personal liability whatsoever with respect to this Lease.

     39. AUTHORITY OF LESSEE. The persons executing this Lease on behalf of Lessee represent and warrant that this Lease has been duly authorized by Lessee and properly executed and delivered by them on behalf of the Lessee and constitutes the valid and binding agreement of the Lessee in accordance with the terms hereof.

     40. OWNERSHIP OF BUILDING. At the time of execution hereof, Lessor is the owner of record of the Building containing the Premises, and Gregory A. Dexter is the person authorized to manage the Building containing the Premises. The owner and the manager have the address set forth in Paragraph 28 herein as Lessor's address. Lessor and Lessee hereby agree that any funds collected by the authorized manager from Lessee under this Lease may be deposited into a broker's trust account or into a bank account designated by Lessor.

     Lessor may transfer Lessor's ownership interest in the Building or any part thereof. The term "Lessor", as used in this Lease, means only the owner for the time being of the Building, so that in the event of any sale or sales of the Building or of any lease for years thereof, Endicott Company, LLC and all joint ventures therein (and any subsequent Lessor that transfers the Building) shall be and hereby are entirely freed and relieved of all covenants and obligations of Lessor thereafter accruing hereunder, and it shall be deemed without further agreement that the purchaser or the tenant for years, as the case may be, has assumed and agreed to carry out any and all covenants and obligations of Lessor hereunder and is the "Lessor" hereunder during the time period that such purchaser or tenant for years, as the case may be, has the present possessor ownership interest in the Building. In the event that the entire Building is severed as to ownership from the land on which it stands by sale and/or lease for years then the entire Building's owner or tenant for years, as the case may be, that has the right to lease space in the Building to other tenants shall be deemed the "Lessor" hereunder. Lessee shall be bound to any succeeding party of Lessor for all the terms, covenants and conditions hereof and shall execute any attornment agreement not in conflict herewith at the request of Lessor or any succeeding party of Lessor.

     41. MISCELLANEOUS. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

          The captions inserted in this Lease are for convenience only and in no any define, limit or expand the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

Lessee hereby waives the defense provided in O.C.G.A. Section 44-7-52 (formerly codified at Ga. Code Ann. Section 61-309), as such defense may be modified or amended from time to time, and agrees not to assert such defense in any action by Lessor for non-payment of rent by Lessee; provided, however, that Lessor agrees that it shall not file any such judicial action against Lessee without providing Lessee with at least two (2) business days written notice prior to filing any such action.

          Real Estate Brokerage Commissions relating to this Lease, if any, shall be paid in accordance with a separate agreement between Lessor and Nickol Commercial, Inc. and Dexter Companies, LLC (the "Broker"). Lessee and Lessor each hereby represents and warrants to the other party that it has not retained, employed or consulted with any broker, agent or finder other than Broker in connection with this Lease, and each party hereby agrees to indemnify and hold the other party harmless from and against (i) any and all claims made by any other broker, agent or finder acting on behalf of the indemnifying party and in connection with this Lease and (ii) all expenses (including without limitation reasonable attorneys' fees) incurred by the other party in connection with any such claim.

          If any term, clause or provision of this Lease is or becomes illegal, invalid, or unenforceable under any applicable law or regulation effective during the term of this Lease, such illegality, invalidity or unenforceability shall not affect or impair the validity or enforceability of the remaining terms, clauses and provisions hereof, and all such remaining terms, clauses and provisions shall continue in full force and effect.

          This Lease shall not be recorded on the real property records of any state or local government authority without the express, prior, written consent of Lessor.

          IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

           LESSEE:    SOMERA COMMUNICATIONS, INC., a Delaware corporation


                      By:       /s/ Gary J. Owen
                           -----------------------------------------------------
                      Name:  GARY J. OWEN
                      Its:   Chief Financial Officer


           LESSOR:    ENDICOTT COMPANY, LLC, a Georgia limited liability company


                      BY:      /s/ Gregory A. Dexter
                           -----------------------------------------------------
                             GREGORY A. DEXTER, President and authorized
                             manager

                         EXHIBIT "C" - SIGNAGE CRITERIA

SIGN CRITERIA FOR PHASES I, II, III, IV, V, VI & VIII. This criteria establishes the uniform policies for all Tenant sign identification within Gwinnett Corporate Center. This criteria has been established for the purpose of maintaining the overall appearance of the Park. Conformance will be strictly enforced. Any sign installed that does not conform to the sign criteria will be brought into conformity at the expense of the Tenant.

     a.   General Requirements

          (1) A drawing of the size and shape of the approved sign is shown below. Lettering and installation shall be paid for by the Tenant.

          (2) Landlord shall approve all copy and/or logo design prior to the installation of the sign.

          (3) Landlord shall direct the placement of all Tenant signs and the method of attachment to the Building.

          (4) All signs must be approved by the Landlord which shall be constructed and installed by a sign company approved by Landlord. The cost of installation of such signs shall be the expense of the Tenant.

          (5) Tenant shall be responsible for the fulfillment of all requirements for this criteria.

     b.   General Specifications

          (1) The front sign shall be white vinyl die cut letters adhered to exterior glass pane.

          (2) The back sign shall be white vinyl die cut letters adhered to black matte magnetic sheet which is mounted on the exterior rear personnel door. Location to match other existing rear personnel doors.

          (3) All sign lettering shall be white in color and sized according to drawing below. No other color shall be allowed without Landlord's consent.

          (4)  No electrical or audible signs will be allowed.

          (5) Upon the removal of any sign, any damage to the building will be repaired by Tenant.

          (6) Except as provided herein, no advertising placards, banners, pennants, names, insignia, trademarks, or other descriptive material shall be affixed or maintained upon any automated machine, dock doors, glass panes of the building, landscaped area, streets or parking areas.

--------------------------------------------------------------------------------
                           FRONT SIGN
Maximum Width 32"                                         Maximum  Height 20"

                     U/L Case Helvetica Lettering
                              Suite # XXX             5" high max.
                              1" spacing
                            ABC Corporation  3" high max
                              1" spacing
                            Company Slogan   3" high max.
                              1" spacing
                             Company Logo    6"h x 18"w max.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            BACK SIGN
Maximum Width 24"                                          Maximum Height 16"
                     U/L Case Helvetica Lettering
                               Suite XXX              5" high max.
                              1" spacing
                            ABC Corporation  3" high max.
--------------------------------------------------------------------------------

                        EXHIBIT "D" - RULES & REGULATIONS

1. SIGN DISPLAY. Lessor will provide at Lessee's expense signage for the Premises. Such signage will be coordinated throughout the business park for uniformity and attractiveness. No sign, tag, label, picture, advertisement or notice shall be displayed, distributed, inscribed, painted or affixed by Lessee on any part of the outside of the building, any part visible from the outside of the building, or any part of the demised Premises without prior written consent of Lessor.

2. DRIVES AND PARKING AREA. All parking shall be within the property boundaries and within marked parking spaces. There should be no on-street parking and at not time shall any Lessee obstruct drives and loading areas intended for the use of all Lessees. Vehicular ingress and egress and the use of all parking areas, including all parking areas adjoining the Building, shall be subject to such restrictions, terms, conditions, rules and regulations, as Lessor shall, from time to time prescribe. In all events, parking facilities supplied by Lessor for tenants, if any, shall be used for vehicles which can occupy a standard parking area only, i.e. (9 feet by 18 feet). In addition, the use of any such parking facilities shall be limited to normal business parking and shall not be used for the continuous parking of any vehicle regardless of size, and no vehicle may be parked within the complex for advertising purposes. The drives and parking areas are for the joint use of all Lessees unless specifically marked. Trucks shall use only designated entrances, drives and service areas.

3. STORAGE AND LOADING AREAS. Unless specifically approved by Lessor in writing, no materials, supplies or equipment shall be stored in any area on site except inside the Premises.

4. LOCKS. No additional locks shall be placed on the doors of the demised Premises by Lessee nor shall any existing locks be changed unless Lessor is immediately furnished with two keys thereto. Lessor will, without charge, furnish Lessee with two keys for each lock existing upon the entrance doors when Lessee assumes possession with the understanding that at the termination of the Lease the keys shall be returned.

5. CONTRACTORS AND SERVICE MAINTENANCE. Lessee will refer all contractors, contractor's representatives and installation technicians, rendering any service of or to the Premises for Lessee, to Lessor for Lessor's approval before performance of any contractual service. This provision shall apply to all work performed in the Building including installation of electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

6. LODGING. No Lessee shall at any time occupy any part of the Building as sleeping or lodging quarters.

7. REGULATION FOR OPERATION AND USE. Lessee shall not place, install or operate on demised Premises or in any part of Building, any engine, stove or machinery, or conduct mechanical operations or cook thereon or therein, or place or use in or about the Premises any explosives, gasoline, kerosene, oil, acids, caustics or any flammable, explosive or hazardous material without written consent of Lessor. No animals shall be brought into the building. Lessee shall not do or permit to be done within the demised Premises anything which would unreasonably annoy or interfere with the rights of other Lessee of the Building.

8. WINDOW COVERINGS. Windows facing the Building exterior shall at all times be wholly clear and uncovered (except for such blinds or curtains or other window coverings Lessor may provide or approve) so that a full unobstructed view of the interior of the demised Premises may be had from the exterior of the building. Blinds shall be left in the fully lowered position so as to keep a uniform appearance from the building exterior.

9. MODIFICATIONS. Lessor shall have the right from time to time to modify, and or delete these Rules and Regulations at Lessor's sole discretion.

10. LOST OR STOLEN PROPERTY. Lessor will not be responsible for lost or stolen personal property, equipment, money or jewelry from Lessee's area or public rooms regardless or whether such loss occurs when area is locked against entry or not.

11. HOUSEKEEPING. None of the entries, passages, doors, or hallways shall be blocked, obstructed or littered with any rubbish, litter, trash or material of any nature placed, emptied or thrown thereon and all alleyways serving the Premises shall be kept clean, neat and unobstructed and shall be used only for access or egress by Lessee, Lessee's agents, employees or invitees.

12. WATER. The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed. No person shall waste water by interfering with the faucets or otherwise.

13. CARPET PROTECTION. Lessee shall provide plastic or hardboard chair mats under all desk or workstation caster-type chairs in carpeted areas, and shall be responsible for any damage to carpet caused by lack of mats or any other abnormal puncture and wearing of carpet.

14. SOLICITING. Canvassing, soliciting and peddling in the Project are prohibited, and Lessee shall cooperate to prevent such activity.

EXHIBIT "E" - SPECIAL STIPULATIONS

I. Approximately 45,038 sq. ft. of existing office and warehouse space as shown on the floorplan attached hereto as Exhibit "A" is provided by Lessor which includes partition walls and doors to be removed or added as shown and also includes (at Lessor's sole cost and at no cost to Lessee):

     A.   OFFICE AREA: Approximately 8,000 sq.ft. of office area to include:

          a.   Carpet to be selected by Lessee from building standard selection.

          b. Office walls freshly painted in building standard off white color.

          c. Vinyl composition tile in restrooms and break room to be waxed and polished.

          d.   Solid core stain grade doors with hollow metal frames.

          e. Two (2) restrooms to include one (1) water closet, and one (1) lavatory in men's room; one (1) water closet and one (1) lavatory in women's room.

          f.   2' x 2' acoustical ceiling (9' high) in office area.

          g.   Heating, ventilating and air-conditioning systems complete.

          h. Fluorescent lighting fixtures (2' x 4', lay-in type) to be provided and installed by Lessor.

          i.   Duplex electrical outlets as shown on Exhibit "A".

          j.   Existing break cabinet with stainless steel sink.

     B.   WAREHOUSE AREA: Balance of space to include:

          1. Gas fired forced air heaters to maintain 55 DEG. F minimum at 17 DEG. F outside temperature.

          2.   Cleaned and sealed concrete slab.

          3.   Fluorescent lighting fixtures mounted to bar joist.

          4.   Exit and emergency lights as required by code.

          5. Seven (7) each 9w x 10'h dock high loading door and seven (7) each 10'w x 12'h dock high loading doors.

          6.   Protective pipe bollards for each door.

II. Upon execution of Lease by Lessee, Lessee shall prepay the first full month's Base Rental, one month's Common Area Maintenance Rental, the Security Deposit and Lessee's "Tenant Improvement Supplement" as follows:

      Base Rental:   $19,216.21
              CAM:     1,463.74
 Security Deposit:     9,608.11
Tenant Improvement
       Supplement:     4,274.00
                     ----------
                      34,562.06

     Due upon execution of Lease by Lessee: $ 34,562.06 made payable to Endicott Company, LLC.

III. Lessee and Lessor shall enter into a Commencement Date Addendum which shall confirm the Commencement Date and Termination Date of the Lease Term. Lessee hereby appoints Mr. Mike Jaksich as its authorized local representative to sign the Commencement Date Addendum. Failure to sign such Commencement Date Addendum shall in no way diminish the validity of the Lease nor negate the actual Commencement Date as determined pursuant to paragraphs 2 and 9 of the Lease.

IV. Pursuant to Georgia Disclosure Law, the parties hereto acknowledge that Nickol Commercial, Inc. has - represented the Lessee and not the Lessor in this transaction and Dexter Companies, LLC has represented the Lessor and not the Lessee in this transaction and both Brokers shall be paid a real estate commission by the Lessor.

V. The deletion itself of typed or printed language herein shall not be taken into account in interpreting this Lease it being understood and agreed that the deleted language never existed.

VI.  Hazardous Substances:

     A. Neither Lessor nor Lessee shall cause or permit any "Hazardous Substances" (as hereinafter defined) to be used, placed, held, located, stored, or disposed of in the Premises or the Project or any part thereof; provided, however, that Lessee shall have the right to use and store in the Premises those Hazardous Substances which are customarily used in Lessee's business operations, but only in such reasonable quantities as are reasonably necessary for Lessee's use of the Premises (as such use is specifically permitted under the Lease), and only in full compliance with all applicable laws and regulations. Lessor and Lessee covenant and agree to obey and comply with at all times and in all respects, at its sole expense, all applicable laws and regulations concerning the use, storage, disposal, containment, removal, transportation, or remediation of Hazardous Substances in the Premises or in the Project. Lessor and Lessee covenant and agree not to discharge, emit or dispose of any Hazardous Substances (including without limitation (i) in the soil, (ii) in any storm drains; or (iii) in any sewage disposal system serving the Project), whether or not such discharge or disposal is permitted by applicable laws or regulations.

     B. For purposes of this Special Stipulation VI, "Hazardous Substances" shall mean and include those substances which are contained in the list of hazardous substances adopted by the United States Environmental Protection Agency (EPA), as amended from time to time, or the list of toxic pollutants designated by Congress or the EPA, as amended from time to time, or which are regulated by any federal, state or local law, ordinance code, rule, regulation, order or decree regulating, relating to or imposing liability (including without limitation, strict liability) or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance, or material, as now or at any time hereafter in effect (collectively, "Environmental Laws").

EXHIBIT "E" - SPECIAL STIPULATIONS

     C. Lessee hereby agrees to indemnify Lessor and hold Lessor harmless from and against any and all losses, liabilities (including without limitation any strict liability), damages, injuries, and expenses (including reasonable attorneys' fees), costs of any settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Lessor, any joint venturer or partner of Lessor, or against any employees, agents, officers or directors of Lessor or of any joint venturer or partner of Lessor, by any person, entity or governmental agency for, with respect to, or as a direct or indirect result of (i) the violation of any Environmental Laws by Lessee or by its agents, employees, contractors or invitees in connection with Lessee's use of the Premises; or (ii) the violation by Lessee of any of the provisions of subparagraph (A) above; or (iii) the use (by any person or entity) of any Hazardous Substance in the Premises during the Lease Term and/or the escape, leakage, spillage discharge, emission or release of Hazardous Materials from the Premises during the Lease Term (whether or not such use and/or the escape, leakage, spillage discharge, emission or release is prohibited under this Lease or constitutes a violation of any Environmental
          Laws), including, without limitation, any losses, liabilities (including without limitation strict liability), damages, injuries, expenses (including reasonable attorneys' fees), costs of any settlement or judgment or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act, any so-called federal, state or local "Superfund" or "Superlien" laws, or any other Environmental Law; provided, however, that the foregoing indemnity shall not be effective to the extent any such liability arises from the act or omission of Lessor and Lessor's agents, employees, or contractors. Conversely, Lessor hereby agrees to indemnify Lessee and hold Lessee harmless from and against (but only in connection with Lessee's use and occupancy of the Premises and the Building) any and all losses, liabilities (including without limitation any strict liability), damages, injuries, and expenses (including reasonable attorneys' fees), costs of any settlement or judgement and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Lessee, any joint venturer or partner of Lessee, or against any employees, agents, officers or directors of Lessee or of any joint venturer or partner of Lessee, by any person, entity or governmental agency for, with respect to, or as a direct or indirect result of (i) the violation of any Environmental Laws by any other tenant at the Building, (ii) the violation of any Environmental Laws by Lessor or by its agents, employees, contractors or invitees in connection with Lessor's ownership of the Building; or
          (iii) the violation by Lessor of any of the provisions of subparagraph
          (A) above; or (iv) Lessor's use of any Hazardous Substance in the Building (whether or not such use is a violation of any Environmental
          Laws), including, without limitation, any losses, liabilities (including without limitation strict liability), damages, injuries, expenses (including reasonable attorneys' fees), costs of any settlement or judgement or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act, any so-called federal, state or local "Superfund" or "Superlien" laws, or any other Environmental Law; provided, however, that the foregoing indemnity shall not be effective to the extent any such liability arises from the act or omission of Lessee and Lessee's agents, employees, or contractors. The provisions of this Special Stipulation VI shall survive termination or expiration of this Lease only with respect to any and all indemnification claims which shall have been made pursuant to this subparagraph C by written notice given to the prospective indemnitor (i.e., Lessor or Lessee, as the case may be) within two (2) years after such termination or expiration; and the indemnification obligations under this subparagraph C shall apply only to direct, actual damages and shall in no event apply to any consequential damages.

VII. Financial Reports. If, at any time during the Lease Term, Lessee shall cease to be a publicly traded company, then, not more than once each calendar year, and upon at least fifteen (15) days prior written notice from Lessor to Lessee, Lessee shall furnish Lessee's most recently audited financial statements (including any notes to them) to Lessor, or if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant.

VIII. Dumpster. Lessee at its sole expense may procure a dumpster which must be kept on concrete pad directly behind the Premises in a location that does not interfere with other Lessees' ingress or egress. A top shall be provided on the dumpster and kept closed at all times so that debris will not blow out.

IX. Rental Abatement. Lessee shall receive a Base Rental, Common Area Maintenance Rental, Taxes and Insurance Expense rental abatement for the first eight (8) full calendar months of the Lease Term with respect to 18,760 square feet of the Premises. Accordingly, for each of the first
     (1st) through eighth (8th) full calendar months of the Lease Term, Lessee's obligation to pay Base Rental, Common Area Maintenance Rental, Taxes and Insurance Expense shall be limited to the amount Lessee would have paid if Lessee were leasing only 26,278 square feet of the Premises for such time periods. For example, Lessee's Base Rental obligation for each of the first eight (8) full calendar months of the Lease Term shall be $11,211.95. Lessee's Common Area Maintenance Rental, Taxes and Insurance Expense obligations shall be similarly prorated for the first eight (8) calendar months of the Lease Term.

X. Assignment/Subletting. Lessee may, without obtaining the prior written consent of Lessor (but upon at least fifteen (15) business days' prior written notice ("Transferee Notice") to Lessor), assign this Lease or any interest hereunder, or sublet the Premises or any part thereof, or otherwise permit the Premises or any portion thereof to be used by any party other than Lessee (any such assignment, sublease, or other permitted use being a "Transfer"), only so long as (i) Lessee shall remain fully liable under the terms and conditions of this Lease, (ii) such assignee, sublessee, or other permitted user (any of the foregoing being a "Transferee") and its business are consistent with the quality and design of the Building and the Project; (iii) the Transferee's use of the Premises is permitted under Paragraph 8 of this Lease, (iv) the Transferee is a party of reasonable financial net worth and/or financial ability in light of the responsibilities involved under the Lease, as evidenced by financial statements delivered to Lessor simultaneously with the Transferee Notice,
     (v) the Transfer to Transferee will not cause the Lessor to be in violation of another lease agreement or other obligation to which Lessor is a party and will not give any occupant of the Project a right to cancel or materially modify its lease or sublease, and (vi) at the time of any such Transfer, Lessee is not in nonmonetary default under this Lease (beyond all applicable cure periods) and is not in monetary default under this Lease (without regard to whether any applicable grace or cure periods have expired); provided, however, that any Transfer which satisfies foregoing clauses (i) through (vi), inclusive, of this Special Stipulation X, shall also require the prior written consent of Lessor (which consent shall not be unreasonably withheld, delayed or conditioned) at any time when the financial net worth of Lessee is less than Fifty Million and No/100 Dollars ($50,000,000.00). Except as specifically set forth below, all other Transfers shall require the prior written consent of

EXHIBIT "E" - SPECIAL STIPULATIONS

     Lessor (which consent shall not be unreasonably withheld, delayed or conditioned); and Lessee shall remain fully liable under the terms and conditions of this Lease, notwithstanding such consent, if any, given by Lessor. If Lessor's consent is required for a Transfer, then Lessor shall have the right to require Lessee to pay to Lessor a sum equal to Lessor's reasonable and actual attorneys fees and costs incurred in connection with the negotiation, review, and processing of such Transfer. All such sums owed to Lessor shall be paid to Lessor as a condition precedent to the effectiveness of any such consent. Notwithstanding any other provision of this Lease to the contrary, but subject to the last sentence of this Paragraph X, Lessee shall have the right, without prior consent of Lessor, to assign this Lease or to sublet all or any portion of the Premises to any entity controlled by or under common control with Lessee, any entity that acquires all or substantially all the assets of Lessee, any entity into which Lessee is merged or any entity resulting from a consolidation of Lessee with some other entity ("Affiliated Company"); provided, however, that (A) no such assignment or sublease shall release Lessee from any obligation or liability of Lessee under this Lease, and Lessee shall remain fully liable under the terms and conditions of this Lease, (B) such assignee or sublessee shall also be fully liable under this Lease to the extent of such assignment or sublease, and (C) Lessor is given written notice by Lessee within thirty (30) days thereof and is provided with reasonably requested documentation by Lessee. Notwithstanding any other provision of this Lease to the contrary, a Transferee shall not, without the prior written consent of Lessor, assign, sub-sublease, or otherwise transfer any of such Transferee's rights or interest with respect to the Premises or any portion thereof.

XI. It is hereby agreed that the portions of the "Common Area Expense" (as that phrase is defined in Section 4 of the Lease) which are fully controllable by Lessor shall not increase from one calendar year to the next by more than six and one-half percent (6.5%) of the charges for the same which were paid (or payable) by Lessee for the immediately preceding calendar year. The parties hereto agree and acknowledge that cap on controllable expenses set forth herein shall not apply to the Insurance Expense and Taxes set forth in Paragraphs 5 and 6 of the Lease.

XII. Construction of Initial Leasehold Improvements:

     F. Lessor will cause the Premises to be constructed substantially in accordance with the documents and specifications identified on Exhibit "E," Special Stipulation I and Exhibit "A," attached hereto and incorporated herein (the "Lessee Construction Documents").

     G. As used in this Lease, the "Substantial Completion Date" means the date upon which Lessee's leasehold improvements, as shown on the Lessee Construction Documents, are substantially completed by Lessor (but not including completion of final "punch list" items) and a permanent or temporary certificate of occupancy is obtained for the Premises, accelerated by the number of days construction is delayed due to any cause attributable to Lessee ("Delay Items").

     H. Delay Items shall include, but not be limited to, the following which occur after full execution of this Lease by Lessee and Lessor.

          1. failure by Lessee or its architects, engineers, space planners or others employed by Lessee to timely provide such information as Lessor may reasonably request, but only to the extent such failure results in Lessee's leasehold improvements being substantially completed later than they would have been substantially completed absent said failure; and

          2. changes in the Lessee Construction Documents made by Lessee during the general contractor pricing process which result in a delay in Lessor's ability to release the contractor to commence construction; and

          3. changes in the Lessee Construction Documents made by Lessee during construction of Lessee's leasehold improvements as contained in Lessee Construction Documents, which result in Lessee's leasehold improvements being substantially completed later than they would have been substantially completed absent said changes; and

          4. any "long-lead time" leasehold improvement item (e.g., millwork) other than improvements included at execution of this Lease, which cannot be fabricated, delivered to the job, and completely installed within the same time frame as the remainder of the leasehold improvements shown on the Lessee Construction Documents; and

          5. failure by Lessee to timely execute a change order for changes requested by Lessee; and

          6. delays in the completion of design, documentation or construction of Lessee's leasehold improvements which are caused by Lessee, its architects, engineers, vendors, contractors, suppliers or consultants.

     I. If Lessee makes any changes in the work described in the Lessee Construction Documents (the "Lessee Extra Work"), Lessee shall be responsible for any increases in the direct cost thereof (including the General Contractor's standard and customary overhead and profit) plus an additional charge equal to three percent (3%) of such costs as a construction management administrative cost recovery payable to Lessor.

     J. Any and all work shall be completed by Dexter Construction Services, LLC as the general contractor. If Lessor desires to use the services of any other general contractor in connection with the work, all such other general contractors shall be subject to Lessee's prior written approval (which approval shall not be unreasonably withheld, delayed or conditioned).

     K. All change orders to the Lessee Construction Documents shall be approved in writing by both Lessor and Lessee. Prior to such approval, Lessee shall issue a Change Order Request including changed plans and/or specifications delineating the change to Lessor's general contractor for a quotation of the cost of the proposed change and any time delay resulting therefrom. Upon such approval of a change order, the Lessee Construction Documents shall be deemed revised to incorporate the change order and the agreed upon cost

EXHIBIT "E" - SPECIAL STIPULATIONS

          shall be due as additional rental hereunder and one-half (1/2) of this agreed upon cost paid to Lessor within 15 days after approval of the change order by Lessee and the remaining one-half (1/2) paid within 15 days after completion of work per the change order.

     L. Notwithstanding anything herein to the contrary, except provided that this Lease is fully executed by June 30, 2000 and Lessee's construction documents are fully completed and executed by June 30, 2000, should the Substantial Completion Date not occur by August 10, 2000, as said date may be delayed by the number of days construction is delayed due to causes other than Delay Items (August 10, 2000, as so delayed, being the "Specified Date"), then for every day after the Specified Date (as it may be extended) and continuing until the Substantial Completion Date, Lessee shall (in addition to the Rental Abatement set forth in Section IX above, and commencing on the first day of the ninth (9th) full calendar month immediately following the Commencement Date) be entitled to one day of free Base Rental, Common Area Maintenance Rental, Taxes and Insurance Expense. Notwithstanding the foregoing, if the -- Substantial Completion Date has not occurred by September 10, 2000 (the "Outside Date"), then Lessee, at its option to be exercised within ten (10) business days following the Outside Date, but, in any event, prior to the Substantial Completion Date, may immediately terminate this Lease by written notice to Lessor. In the event of such termination by Lessee, then this Lease shall be null and void, all rights and obligations of the parties shall terminate. Provided that Lessor's failure to deliver possession does not result from Lessor's intentional or bad faith breach of this Lease, such termination shall be Lessee's sole and exclusive remedy for Lessor's failure to deliver the substantially completed Premises to Lessee on or prior to the Outside Date. If Lessor's failure to deliver possession on or prior to the Outside Date is the result of Lessor's intentional or bad faith breach of the Lease, Lessee shall have the right, in addition to its right to terminate the Lease, to pursue Lessor for all actual damages incurred as a result of such breach. If Lessee does not elect to terminate this Lease as permitted above, the Commencement Date shall be extended until the Substantial Completion Date and Lessee shall be entitled to the rent abatement set forth in this Section.

XIII. Renewal Option. Provided that Lessee (at the time of the delivery of the Extension Notice and at the end of the initial Lease Term) is not in default of the Lease (beyond all applicable cure periods), Lessee shall have one (1) five (5) year renewal option by providing irrevocable notice (the "Extension Notice") to Lessor at least six (6) months prior to the end of the initial Lease Term. Terms and conditions for such renewal term shall be at a continuation of the Base Rental schedule (including escalations in accordance with Paragraph 3 of the Lease). Lessee's renewal option shall be applicable regardless of whether Lessee or an assignee or sublessee of Lessee occupies all or any portion of the Premises. Notwithstanding the previous sentence (and irrespective of the amount of space at the Premises that Lessee subleases at the time it delivers the Extension Notice), if, at the end of the initial Lease Term, Lessee is then currently subleasing more than fifty percent (50%) of the Premises to a person or entity other than an Affiliated Company (as such term is defined in Special Stipulation X above), Lessee's Renewal Option shall be null and void and of no further force and/or effect and the Lease Term shall terminate at the end of the initial Lease Term. Further, if at any time during the initial Lease Term, Lessee provides Lessor with notice that Lessee intends to assign the Lease and the entire Premises to a person or entity other than an Affiliated Company (and such assignment includes the Renewal Option), Lessor shall have the option (but not the obligation) to recapture the entire Premises (with such recapture to become effective as of the effective date of the proposed assignment), by providing Lessee with written notice (the "Recapture Notice") of Lessor's election to so recapture the entire Premises, on or prior to that date which is five (5) business days following Lessee's notice to Lessor of such proposed assignment. Lessor's failure to timely provide Lessee with the Recapture Notice shall render Lessor's recapture right (as described herein) (with respect to such proposed assignment) null and void and of no further force and/or effect. The Renewal Option under this Special Stipulation XIII shall be exercisable only with respect to the entire Premises under this Lease, including the entire Additional Space (as defined in Special Stipulation XIV) if the Additional Space has been leased pursuant to Special Stipulation XIV during the initial Lease Term.

XIV. Right of First Opportunity. Provided that Lessee has not assigned the entire Premises, or transferred or sublet the entire Premises, other than to an Affiliated Company (as defined in Special Stipulation X), and provided that Lessee is not in default under the Lease (beyond all applicable cure periods) when Lessee exercises its option under this Special Stipulation XIV, then Lessee shall be entitled to exercise the option described in this Special Stipulation XIV, subject to the terms and conditions set forth in this Special Stipulation XIV. At least three (3) months prior to expiration of the lease term (including any extensions thereof) of the current tenant of Suite 335 (6,478 sq. ft.), 1725 Corporate Drive (referred to as "Additional Space") or upon the occurrence of any earlier termination of the lease term of the current tenant of the Additional Space, Lessor shall give Lessee notice of any such expiration or termination ("Availability Notice"); and Lessee shall have fifteen (15) business days after the giving of Lessor's notice in order to give Lessor written notice of Lessee's desire to expand into all of the Additional Space. Should Lessee either fail to give such notice to Lessor within said period of fifteen (15) business days or otherwise decline to lease the Additional Space, Lessor shall be entitled to lease any or all of the Additional Space to any third party with no further obligation to Lessee. If Lessee leases the Additional Space pursuant to this Special Stipulation XIV, Base Rental for the Additional Space shall be the same Base Rental (on a per square foot per year basis) as in the Lease, including escalations, and Lessee shall also be responsible for Tax, Insurance and Common Area Maintenance Rental charges with respect to the Additional Space pursuant to paragraphs 6, 5, and 4 of the Lease, mutatis mutandis. The Additional Space shall be delivered to Lessee in "as is" condition except that all systems shall be in good operating condition. If the Lessee exercises its option to expand into the Additional Space, the parties shall work together in good faith to reach terms on a mutually acceptable Lease amendment containing such agreed economic terms and the other terms required under this Special Stipulation XIV with respect to such Additional Space (the "Additional Space Lease Amendment"). If the parties fail, within a thirty (30) day period after Lessee provides Lessor with written notice of Lessee's desire to expand into the Additional Space, to execute a mutually agreeable Additional Space Lease Addendum, then Lessee's Right of First Opportunity (as set forth herein) shall expire and Lessor shall have be entitled to lease the Additional Space to a third party. The term of any such Additional Space Lease shall commence on a date which is mutually satisfactory to Lessor and Lessee, but which in all events is not later than the thirtieth (30th) calendar day after the Additional Space becomes vacant and all systems are in good working order and shall expire, unless sooner terminated in accordance with the Additional Space Lease Amendment, at midnight on the expiration date of the term of the Lease (as the same may be extended). Subject to incorporation of the economic terms described in the foregoing provisions of this Special Stipulation XIV, the terms and conditions of any Additional Space Lease Amendment shall be as set forth in the Lease, mutatis mutandis, but excluding from such Additional Space Lease
                ----------------
     Amendment the following provisions of the Lease: Paragraphs I, II, IX, XII, and XIV of Exhibit E - Special Stipulations to the Lease Agreement. Notwithstanding anything herein to the contrary,

EXHIBIT "E" - SPECIAL STIPULATIONS

     Lessee's Right of First Opportunity to lease the Additional Space shall be subject to the following additional limitations: (a) if the Availability Notice is provided by Lessor to Lessee at any time during the last 24 months of the initial Lease Term, Lessee shall have the right exercise its Right of First Opportunity to lease the Additional Space only if Lessee either (i) exercises its Renewal Option at the same time it exercises its notice of election to expand into the Additional Space, or (ii) executes an amendment to the Lease which extends the initial Lease Term to a date which is exactly two (2) years from the date the Additional Space is delivered to Lessee, and (b) if the Availability Notice is provided by Lessor to Lessee at any time during the last 24 months of the Renewal Term, Lessee shall have the right to exercise its Right of First Opportunity to lease the Additional Space only if Lessee executes an amendment to the Lease which extends the Renewal Term to a date which is exactly two (2) years from the date the Additional Space is delivered to Lessee.